Exhibit 99.1

June 4, 2025

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS STRONG FISCAL 2025 SECOND QUARTER RESULTS;

UPDATES 2025 GUIDANCE

•
Second quarter net sales of $629.1 million compared to $616.9 million in the prior year quarter, the latter of which included $32.9 million related to the Bus Manufacturing Businesses1
o
Excluding the impact of the Bus Manufacturing Businesses, net sales increased $45.1 million, or 7.7% compared to the prior year quarter
•
Second quarter net income of $19.0 million compared to net income of $15.2 million in the prior year quarter
•
Second quarter Adjusted EBITDA2 was $58.9 million compared to $37.5 million in the prior year quarter, the latter of which included $1.5 million related to Bus Manufacturing Businesses
o
Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $22.9 million, or 63.6% compared to the prior year quarter.
•
Second quarter Adjusted Net Income2 of $35.4 million compared to $20.9 million in the prior year quarter
•
The company repurchased approximately 2.9 million of its common shares for $88.4 million during the quarter, excluding commissions, fees, and excise taxes
•
Updated full-year fiscal 2025 outlook:
o
Net sales of $2.35 to $2.45 billion, Net income of $88.0 to $107.0 million, Adjusted EBITDA of $200.0 to $220.0 million, Adjusted Net Income of $112.0 to $130.0 million, Net cash provided by operating activities of $150.0 to $165.0, and Free Cash Flow2 of $100.0 to $120.0 including capital expenditures of $45.0 to $50.0 million

Brookfield, Wis. -- (BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG) (the “company”), a manufacturer of industry-leading specialty and recreational vehicles, today reported results for the three months ended April 30, 2025 (“second quarter 2025”). Consolidated net sales in the second quarter 2025 were $629.1 million, compared to $616.9 million for the three months ended April 30, 2024 (“second quarter 2024”). Net sales for the second quarter 2024 included $32.9 million attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, net sales increased $45.1 million, or 7.7% compared to the prior year quarter. The increase, excluding the impact of the Bus Manufacturing Businesses, was primarily due to higher net sales in the Specialty Vehicles segment, partially offset by lower net sales in the Recreational Vehicles segment.

The company’s second quarter 2025 net income was $19.0 million, or $0.38 per diluted share, which included a net $13.4 million loss on assets held for sale after considering the related income tax benefit, compared to net income of $15.2 million, or $0.28 per diluted share, in the second quarter 2024. Adjusted Net Income for the second quarter 2025 was $35.4 million, or $0.70 per diluted share, compared to Adjusted Net Income of $20.9 million, or $0.39 per diluted share, in the second quarter 2024. Adjusted EBITDA in the second quarter 2025 was $58.9 million, compared to $37.5 million in the second quarter 2024. Adjusted EBITDA for the second quarter 2024 included $1.5 million attributable to Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $22.9 million, or 63.6% compared to the prior year quarter. The increase, excluding the impact of the Bus Manufacturing Businesses, was primarily due to the higher contribution from the Specialty Vehicles segment and lower contribution from the Recreational Vehicles segment.

1 In fiscal 2024, the company exited bus manufacturing through the sale Collins Bus Corporation (“Collins”) in the first quarter, and El Dorado National (California), Inc (“ENC”) in the fourth quarter. Collins and ENC are collectively referred to as the "Bus Manufacturing Businesses".

2 REV Group, Inc. Adjusted Net Income, Adjusted EBITDA, and Free Cash Flow are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

“We are pleased that the second quarter’s performance continued to build upon our recent achievements. The standout this quarter was the sustained year-over-year increase in manufacturing throughput within the fire group, which played a pivotal role in driving our top-line growth,” REV Group Inc. President and CEO, Mark Skonieczny, said. “Within the quarter we utilized our robust cash flow and financial position to repurchase $88 million of shares, which we view as an attractive use of capital. Building on the performance demonstrated through the first half of the fiscal year, we also plan to accelerate certain capital investments to further our manufacturing throughput goals including a $20 million investment in our Brandon, South Dakota location. Today we are updating our full year fiscal guidance with an expectation that year-to-date performance and sustained operational excellence provide a foundation to offset the potential impacts from tariffs.”

REV Group Second Quarter Segment Highlights

Specialty Vehicles Segment

Specialty Vehicles segment net sales were $453.9 million in the second quarter 2025, an increase of $16.5 million, or 3.8%, from $437.4 million in the second quarter 2024. Net sales for the second quarter 2024 included $32.9 million attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, net sales increased $49.4 million, or 12.2% compared to the prior year quarter. The increase in net sales compared to the prior year quarter, excluding the impact of the Bus Manufacturing Businesses, was primarily due to increased shipments of fire apparatus and price realization, partially offset by an unfavorable mix of fire apparatus. Specialty Vehicles segment backlog at the end of the second quarter 2025 was $4,282.0 million compared to $4,064.4 million at the end of the second quarter 2024. Backlog at the end of the second quarter 2024 included $54.8 million related to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, backlog increased $272.4 million compared to the prior year quarter. The increase, excluding the impact of the Bus Manufacturing Businesses, was primarily due to continued demand and order intake for fire apparatus and ambulance units and pricing actions, partially offset by increased production and shipments of fire apparatus.

Specialty Vehicles segment Adjusted EBITDA was $56.3 million in the second quarter 2025, an increase of $22.5 million, or 66.6%, from Adjusted EBITDA of $33.8 million in the second quarter 2024. Adjusted EBITDA for the second quarter 2024 included $1.5 million attributable to the Bus Manufacturing Businesses. Excluding the impact of the Bus Manufacturing Businesses, Adjusted EBITDA increased $24.0 million, or 74.3% compared to the prior year quarter. Profitability within the segment, excluding the impact of the Bus Manufacturing Businesses, was primarily due to increased shipments of fire apparatus and price realization, partially offset by an unfavorable mix of fire apparatus and inflationary pressures.

Recreational Vehicles Segment

Recreational Vehicles segment net sales were $175.3 million in the second quarter 2025, a decrease of $4.4 million, or 2.4%, from $179.7 million in the second quarter 2024. The decrease in net sales compared to the prior year quarter was primarily due to lower unit shipments and increased dealer assistance, partially offset by pricing actions. Recreational Vehicles segment backlog at the end of the second quarter 2025 was $267.9 million, a decrease of $6.8 million compared to $274.7 million at the end of the second quarter 2024. The decrease was primarily the result of lower order intake in certain categories.

Recreational Vehicles segment Adjusted EBITDA was $10.9 million in the second quarter 2025, a decrease of $1.2 million, or 9.9%, from $12.1 million in the second quarter 2024. The decrease was primarily due to lower unit shipments and increased dealer assistance on certain models, partially offset by pricing actions and cost reduction initiatives.

Working Capital, Liquidity, and Capital Allocation

Net debt3 totaled $101.2 million as of April 30, 2025, including $28.8 million cash on hand. The company had $263.2 million available under its ABL revolving credit facility as of April 30, 2025, a decrease of $86.4 million compared to the October 30, 2024 availability of $349.6 million. On February 20, 2025, the Company amended its ABL Facility, extending the maturity, reducing the size of the facility and modifying certain terms. Details can be found in the Form 8-K filed on February 24, 2025.

During the second quarter 2025, the company repurchased approximately 2.9 million of its common shares for $88.4 million at an average purchase price of $30.70 per share, excluding commissions, fees and excise taxes. As of April 30, 2025, authorization to purchase approximately $142.4 million of shares remained under the current share repurchase program. Trade working capital4 for the company as of April 30, 2025 was $207.3 million, compared to $248.2 million as of October 30, 2024. The decrease was primarily due to the timing of accounts payable payments, lower inventory purchases, and higher receipts of customer advances, partially offset by the timing of accounts receivable collections. Capital expenditures in the second quarter 2025 were $11.4 million compared to $5.9 million in the second quarter 2024.

3 Net Debt is defined as total debt less cash and cash equivalents.

4 Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Updated Fiscal Year 2025 Outlook

	Full Fiscal Year 2025
	Updated Guidance		Prior Guidance[5]
($ in millions)	Low	High	Low	High
Net Sales	$2,350	$2,450	$2,300	$2,400
Net Income	$88	$107	$98	$125
Adjusted EBITDA	$200	$220	$190	$220
Adjusted Net Income	$112	$130	$116	$140
Free Cash Flow	$100	$120	$90	$110

Quarterly Dividend

The company’s board of directors declared a regular quarterly cash dividend in the amount of $0.06 per share of common stock, payable on July 11, 2025, to shareholders of record on June 27, 2025, which equates to a rate of $0.24 per share of common stock on an annualized basis.

Conference Call

A conference call to discuss the company’s second quarter 2025 business and financial results and our outlook is scheduled for June 4, 2025, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website: http://investors.revgroup.com. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services, which serve a diversified customer base, primarily in the United States, through two segments: Specialty Vehicles and Recreational Vehicles. The Specialty Vehicles Segment provides customized vehicle solutions for applications, including essential needs for public services (ambulances and fire apparatus) and commercial infrastructure (terminal trucks and industrial sweepers). REV Group’s Recreational Vehicle Segment manufactures a variety of RVs, from Class B vans to Class A motorhomes. REV Group's portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. REV Group trades on the NYSE under the symbol REVG. Investors-REVG.

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow, which are non-GAAP financial measures. Adjusted EBITDA represents net income or net loss before depreciation and amortization, interest expense, income taxes, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income or net loss as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this release.

5 Guidance from the 4Q fiscal year 2024 results announcement, as presented in our press release dated December 11, 2024

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “aim,” “strive,” “goal,” “seek,” “forecast” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook and guidance for the full fiscal year 2025.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise.

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

		(Audited)
	April 30, 2025	October 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$28.8	$24.6
Accounts receivable, net	200.8	152.3
Inventories, net	565.7	602.8
Assets held for sale	17.1	—
Other current assets	19.3	26.8
Total current assets	831.7	806.5
Property, plant and equipment, net	132.8	130.2
Goodwill	137.0	137.7
Intangible assets, net	86.3	95.4
Right of use assets	23.7	32.1
Deferred income taxes	8.0	5.4
Other long-term assets	8.1	5.7
Total assets	$1,227.6	$1,213.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$221.8	$188.8
Short-term customer advances	159.5	158.0
Accrued compensation	27.9	33.7
Short-term accrued warranty	18.4	20.0
Short-term lease obligations	5.7	7.3
Liabilities held for sale	11.6	—
Other current liabilities	55.5	61.5
Total current liabilities	500.4	469.3
Long-term debt	130.0	85.0
Long-term customer advances	177.9	160.1
Long-term lease obligations	18.8	25.7
Other long-term liabilities	42.7	37.8
Total liabilities	869.8	777.9
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 48,797,351 and 52,131,600 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	209.2	316.5
Retained earnings	148.5	118.3
Accumulated other comprehensive income	—	0.2
Total shareholders' equity	357.8	435.1
Total liabilities and shareholders' equity	$1,227.6	$1,213.0

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
Net sales	$629.1	$616.9	$1,154.2	$1,202.9
Cost of sales	533.4	539.6	988.7	1,062.7
Gross profit	95.7	77.3	165.5	140.2
Operating expenses:
Selling, general and administrative	46.0	50.7	87.8	106.7
Restructuring	—	3.7	—	4.5
Impairment charges	—	—	—	12.6
Total operating expenses	46.0	54.4	87.8	123.8
Operating income	49.7	22.9	77.7	16.4
Interest expense, net	6.4	6.5	12.4	13.4
Gain on sale of business	—	(1.5)	—	(259.0)
Loss on assets held for sale	30.0	—	30.0	—
Income before (benefit) provision for income taxes	13.3	17.9	35.3	262.0
(Benefit) provision for income taxes	(5.7)	2.7	(1.9)	64.1
Net income	$19.0	$15.2	$37.2	$197.9

Net income per common share:
Basic	$0.38	$0.29	$0.73	$3.53
Diluted	0.38	0.28	0.72	3.49
Dividends declared per common share	0.06	0.05	0.12	3.10

Adjusted net income per common share:
Basic	$0.71	$0.39	$1.11	$0.63
Diluted	0.70	0.39	1.09	0.63

Weighted Average Shares Outstanding:
Basic	50,085,286	53,117,059	50,863,200	56,116,502
Diluted	50,538,215	53,662,210	51,426,605	56,760,697

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income	$37.2	$197.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	12.1	13.0
Stock-based compensation expense	5.8	5.9
Deferred income taxes	(14.4)	1.7
Impairment charges	—	12.6
Gain on sale of business	—	(259.0)
Loss on assets held for sale	30.0	—
Other non-cash adjustments	1.1	0.9
Changes in operating assets and liabilities, net	32.1	(2.6)
Net cash provided by (used in) operating activities	103.9	(29.6)
Cash flows from investing activities:
Purchase of property, plant and equipment	(16.3)	(16.4)
Proceeds from sale of business	—	318.2
Other investing activities	0.4	0.1
Net cash (used in) provided by investing activities	(15.9)	301.9
Cash flows from financing activities:
Net proceeds from borrowings on revolving credit facility	45.0	70.0
Payment of dividends	(7.0)	(185.5)
Repurchase and retirement of common stock	(107.6)	(126.1)
Other financing activities	(14.2)	(13.8)
Net cash used in financing activities	(83.8)	(255.4)
Net increase in cash and cash equivalents	4.2	16.9
Cash and cash equivalents, beginning of period	24.6	21.3
Cash and cash equivalents, end of period	$28.8	$38.2

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$8.8	$11.3
Income taxes, net of refunds	$17.0	$42.5

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
Net Sales:
Specialty Vehicles	$453.9	$437.4	$824.1	$854.6
Recreational Vehicles	175.3	179.7	330.3	349.1
Corporate & Other	(0.1)	(0.2)	(0.2)	(0.8)
Total	$629.1	$616.9	$1,154.2	$1,202.9

Adjusted EBITDA:
Specialty Vehicles	$56.3	$33.8	$91.5	$60.0
Recreational Vehicles	10.9	12.1	20.1	23.7
Corporate & Other	(8.3)	(8.4)	(15.9)	(15.7)
Total	$58.9	$37.5	$95.7	$68.0

Adjusted EBITDA Margin:
Specialty Vehicles	12.4%	7.7%	11.1%	7.0%
Recreational Vehicles	6.2%	6.7%	6.1%	6.8%
Total	9.4%	6.1%	8.3%	5.7%

Period-End Backlog:	April 30, 2025	January 31, 2025	October 31, 2024	April 30, 2024
Specialty Vehicles	$4,282.0	$4,226.1	$4,179.8	$4,064.4
Recreational Vehicles	267.9	264.5	291.5	274.7
Total	$4,549.9	$4,490.6	$4,471.3	$4,339.1

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended April 30, 2025
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$49.3	$(20.5)	$(9.8)	$19.0
Depreciation and amortization	4.0	1.5	0.6	6.1
Interest expense, net	3.0	(0.1)	3.5	6.4
Income tax benefit	—	—	(5.7)	(5.7)
EBITDA	56.3	(19.1)	(11.4)	25.8
Stock-based compensation expense	—	—	3.1	3.1
Loss on assets held for sale	—	30.0	—	30.0
Adjusted EBITDA	$56.3	$10.9	$(8.3)	$58.9

	Three Months Ended April 30, 2024
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$25.0	$10.4	$(20.2)	$15.2
Depreciation and amortization	4.4	1.6	0.5	6.5
Interest expense, net	2.2	0.1	4.2	6.5
Provision for income taxes	—	—	2.7	2.7
EBITDA	31.6	12.1	(12.8)	30.9
Transaction expenses	—	—	1.4	1.4
Restructuring costs	3.7	—	—	3.7
Stock-based compensation expense	—	—	3.0	3.0
Gain on sale of business	(1.5)	—	—	(1.5)
Adjusted EBITDA	$33.8	$12.1	$(8.4)	$37.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Six Months Ended April 30, 2025
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$77.8	$(13.0)	$(27.6)	$37.2
Depreciation & amortization	7.9	3.0	1.2	12.1
Interest expense, net	5.8	0.1	6.5	12.4
Income tax benefit	—	—	(1.9)	(1.9)
EBITDA	91.5	(9.9)	(21.8)	59.8
Stock-based compensation expense	—	—	5.9	5.9
Loss on assets held for sale	—	30.0	—	30.0
Adjusted EBITDA	$91.5	$20.1	$(15.9)	$95.7

	Six Months Ended April 30, 2024
	Specialty Vehicles	Recreational Vehicles	Corporate & Other	Total
Net income (loss)	$280.2	$20.3	$(102.6)	$197.9
Depreciation & amortization	8.7	3.2	1.1	13.0
Interest expense, net	4.6	0.2	8.6	13.4
Provision for income taxes	—	—	64.1	64.1
EBITDA	293.5	23.7	(28.8)	288.4
Transaction expenses	—	—	6.4	6.4
Sponsor expense reimbursement	—	—	0.2	0.2
Restructuring costs	4.5	—	—	4.5
Restructuring related charges	6.1	—	—	6.1
Impairment charges	12.6	—	—	12.6
Stock-based compensation expense	—	—	5.9	5.9
Legal matters	2.3	—	0.6	2.9
Gain on sale of business	(259.0)	—	—	(259.0)
Adjusted EBITDA	$60.0	$23.7	$(15.7)	$68.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
Net income	$19.0	$15.2	$37.2	$197.9
Amortization of intangible assets	0.6	0.6	1.2	1.2
Transaction expenses	—	1.4	—	6.4
Sponsor expense reimbursement	—	—	—	0.2
Restructuring costs	—	3.7	—	4.5
Restructuring related charges	—	—	—	6.1
Impairment charges	—	—	—	12.6
Stock-based compensation expense	3.1	3.0	5.9	5.9
Legal matters	—	—	—	2.9
Gain on sale of business	—	(1.5)	—	(259.0)
Loss on assets held for sale	30.0	—	30.0	—
Income tax effect of adjustments	(17.3)	(1.5)	(18.0)	56.9
Adjusted Net Income	$35.4	$20.9	$56.3	$35.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions; unaudited)

	Fiscal Year 2025
	Low	High
Net income (6)	$87.8	$106.5
Depreciation and amortization	25.0	23.0
Interest expense, net	26.0	24.0
Provision for income taxes	18.7	25.0
EBITDA	157.5	178.5
Stock-based compensation expense	12.5	11.5
Loss on assets held for sale	30.0	30.0
Adjusted EBITDA	$200.0	$220.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions; unaudited)

	Fiscal Year 2025
	Low	High
Net income (6)	$87.8	$106.5
Amortization of intangible assets	1.7	1.7
Stock-based compensation expense	12.5	11.5
Loss on assets held for sale	30.0	30.0
Income tax effect of adjustments	(20.3)	(20.0)
Adjusted Net Income	$111.7	$129.7

REV GROUP, INC. AND SUBSIDIARIES
FREE CASH FLOW OUTLOOK RECONCILIATION

(In millions; unaudited)

	Fiscal Year 2025
	Low	High
Net cash provided by operating activities	$150.0	$165.0
Less: Capital expenditures	(50.0)	(45.0)
Free Cash Flow	$100.0	$120.0

6 Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above